Exhibit 99.1

XPO Logistics Completes Acquisition of Pacer International

Becomes the third largest provider of intermodal services in North America and the leader in cross-border Mexico intermodal

Creates significant cross-selling opportunities with complementary services

GREENWICH, Conn. — April 1, 2014 — XPO Logistics, Inc. (NYSE: XPO) (“XPO” or the “company”) today announced that it has completed its previously announced acquisition of Pacer International, Inc. (“Pacer”) in a cash and stock transaction valued at approximately $335 million.

The company financed the cash portion of the acquisition and related fees and expenses through a combination of cash on hand and a portion of the net proceeds of its recent $414 million public offering of common stock.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our acquisition of Pacer makes us a major player in the fast-growing intermodal sector, and the largest intermodal provider in cross-border Mexico. We now have a strong platform that fits our customer-centric culture and can support considerably more scale as we continue to grow our multi-modal services to shippers. Over the past few months, every functional area of XPO has been involved in creating a detailed integration plan that we start executing today, along with immediate cross-selling to our combined customer base. We welcome our new employees, customers, rail partners and carriers to XPO.”

Daniel Avramovich, former chief executive officer of Pacer, has assumed new responsibilities as XPO’s senior vice president of strategic development. Mr. Avramovich will help to align the company’s national and multi-national customers with an expanding base of capacity providers, including major rail relationships, and will serve on the company’s acquisition team. He reports directly to CEO Bradley Jacobs.

Mr. Jacobs said, “We’re excited to tap into the decades of industry experience that Dan brings to XPO. Dan has had success in every major area of transportation logistics, including contract logistics, global supply chains, managed transportation, LTL, brokerage, expedited and intermodal. His perspective will provide valuable input to our decisions.”

The transaction makes XPO Logistics the third largest provider of intermodal services in North America, and the largest cross-border Mexico provider. Its contractual arrangements with rail carriers provide access to more than 60,000 miles of network rail routes. To support these operations, the company manages approximately 17,000 company-controlled containers and has access to more than 100,000 additional big and small boxes. The majority of the company’s intermodal services will be rebranded as XPO Logistics.

Credit Suisse Securities (USA) LLC served as financial advisor to XPO Logistics, and Wachtell, Lipton, Rosen & Katz acted as legal advisor. Morgan Stanley & Co. LLC served as financial advisor to Pacer, and Winston & Strawn LLP acted as legal advisor.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last-mile logistics for heavy goods, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage. The company facilitates more than 22,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics has 122 locations and approximately 3,100 employees. Its three business segments – freight brokerage, expedited transportation and freight forwarding – utilize relationships with ground, rail, sea and air carriers to serve over 12,000 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has approximately 400 trucks under exclusive contract and over 24,000 additional relationships with carriers that provide capacity.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of acquisitions, including the expected impact on XPO’s results of operations; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired businesses’ largest customers; XPO’s ability to successfully integrate acquired businesses and realize anticipated synergies and cost savings; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contacts:

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810